UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2006, CSG Systems International, Inc.’s (“CSG”) Board of Directors made certain changes to CSG’s executive management team. As part of these changes, effective April 25, 2006, Peter E. Kalan was promoted from Executive Vice President and Chief Financial Officer to Executive Vice President – Business and Corporate Development, and Randy R. Wiese was named Executive Vice President and Chief Financial Officer. Mr. Wiese will also continue to serve as Chief Accounting Officer. In conjunction with Mr. Wiese’s appointment, CSG and Mr. Wiese entered into an Employment Agreement dated April 25, 2006 (the “Agreement”). A brief description of the material terms and conditions of the Agreement is as follows:

•	The term of the Agreement is the date of the Agreement through December 31, 2007. Thereafter, the Agreement will automatically renew on a month-to-month basis unless either party gives thirty days prior written notice to the other party.

•	Mr. Wiese will receive a base salary of not less than $250,000 per year. Mr. Wiese shall also have the opportunity to earn an incentive bonus of not less than 65% of his annual base salary if the agreed upon objectives for the particular calendar year are fully achieved.

•	Key termination benefits under the Agreement are summarized as follows:

•	If the Agreement is terminated due to death or disability, Mr. Wiese (or his estate as the case may be) will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his annual incentive bonus for the calendar year in which the termination occurs.

•	If the Agreement is terminated for cause (as defined), Mr. Wiese will be entitled to receive his base salary accrued through the effective date of such termination.

•	If the Agreement is terminated without cause (as defined) prior to a change in control of CSG, Mr. Wiese will be entitled to receive his base salary through the date that is one year from the effective termination date, plus a pro rata portion of his annual incentive bonus for the calendar year in which such termination occurs.

•	If the Agreement is terminated without cause (as defined) after a change in control of CSG, Mr. Wiese will be entitled to the same benefits he would have if the termination without cause occurred prior to a change in control, except that he will be entitled to receive 100% of his annual incentive bonus for the year in which the termination occurs (i.e., such incentive bonus will not be pro rated).

•	Mr. Wiese will be precluded from soliciting CSG employees for employment outside of CSG, and competing against CSG for a period of one year from the effective date of his termination of employment with CSG.

A copy of the Employment Agreement with Randy R. Wiese, dated April 25, 2006, is attached hereto as Exhibit 10.47 and is hereby incorporated by reference.

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02 (Results of Operations and Financial Condition). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 25, 2006, CSG issued a press release relating to the results of its operations for the three months ended March 31, 2006. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2005, the Board of Directors of CSG made certain changes to CSG’s executive management team. The text set form in Item 1.01 regarding these changes is incorporated into this section by reference.

In conjunction with these changes, CSG entered into an employment agreement with Randy R. Wiese dated April 25, 2006. The text set forth in Item 1.01 regarding the employment agreement is incorporated into this section by reference.

Mr. Wiese does not have any family relationships with any executive officer or director of CSG or its affiliates. He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.47	Employment Agreement with Randy R. Wiese, dated April 25, 2006

99.1	Press release of CSG Systems International, Inc. dated April 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.47	Employment Agreement with Randy R. Wiese, dated April 25, 2006

99.1	Press release of CSG Systems International, Inc. dated April 25, 2006

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